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                                      Lease

Lessor: (Owner) Liu, Haijun (Referred henceforth as Party A)
Lessee: LEPI China Limited (Referred henceforth as Party B)

Both parties agree to enter into the following contract and abide by all the terms.
(01) Party A agrees to lease to Party B the Unit located at Yaoshan Tower, Building 17, Floor 4, Apt # D, Bihuali Hill, Zhongshan City, Guangdong Province. Both parties have agreed upon the amount of the rent at One Thousand Five Hundred RMBYuan ( (Yuan)1,500), and the duration of the lease will be from February 1, 1999 to January 31, 2001.
(02) It is expressly agreed that Party B shall not share or sub-let the Unit to any other individual and that Party B shall not make use of any space beyond the Unit leased. Both parties in principle shall not terminate the lease; in case of special circumstances, the lease can be terminated with prior consent of the other party. In the event that Party B chooses to renew or terminate the lease upon expiration of the lease, it must notify Party A in writing one month prior to expiration. (Renewal will not be valid unless a new lease is signed.)
(03) The rent for the Unit must be paid on the first day of each month and shall not be delayed under any pretext. In the event that the payment of the rent is late for up to ten days or that Party B breaches any terms in the contract, Party A shall have the legal right to terminate this contract, lease the Unit to other individuals and collect all overdue rent from Part B.
(04) Party A shall have the right to give house tours to visitors when the lease is three months from expiry, but Party A must notify Party B in advance for proper arrangement. In the meantime, Party A shall have the right to make a spot check of the Unit once every two months so as to assure that the Unit is in good condition, and Party B shall be obligated to accommodate Party A's arrangement in this matter.
(05) Party B shall vacate the Unit upon moving out and conclude the lease in a proper manner. In the event that Party B uses pretexts not to return the key to the Unit or leave behind miscellaneous articles so as not to move out or play stalling tactics, Party A shall have the right to dispose of the articles Party B leaves behind. Party A shall treat this as a waive of rights by Party B and have the right to sell or dispose of the articles together with one witness rather than going through the due process through the court of law, and Party B shall not take exception.
(06) Party B shall not have to pay for construction or transfer fees to Party A, but Party B shall pay Party A a security deposit equal to three months of rent at the amount of Four Thousand Five Hundred RMB Yuan (RMB (Yuan)4,500.00). Within one month after Party B has moved out upon expiration of the lease, Party A shall refund to Party B the full sum without any interest accrual in exchange for the receipt from Party B. In the event that Party B has not paid up for all the charges due for the duration of the lease, Party A shall deduct the amount from the security deposit. Party B shall not use the deposit for the purpose of paying the rent for the concluding quarter.)
(07) Party B shall pay for all the expenses concerning the Unit, including the maintenance, miscellanies, water, electricity, telephone, gas, etc.
(08) Party B shall, upon moving out, dismantle all renovations and decorations it has made after it moves into the Unit and maintain the original condition of the Unit. Upon inspection and proof by Party A, Party B shall make compensation for any deliberate damages done that corresponds with the degree of the damage. The damages shall be deducted from the security deposit; and if there is a shortfall, Party A shall have the right to collect the remainder due and Party B shall not take exception.
(09) This Unit shall be used only for residential purposes. Party B shall not keep in the Unit any contraband and shall not commit any act in the Unit that violates the law of the Chinese Government.
(10) Party B shall receive from Party A a total of ___ keys to the Unit and shall return all of them to Party A when moving out upon expiration of the lease and pay for their loss at cost. In the event that there arise matters that are not covered by this contract, both parties shall make a new contract that will not take effect until both parties have affixed their signatures.
(11) This lease is in duplicate copies, with each party holding one copy as proof.
(12) The lease for the said Unit shall not be terminated in the first year of the lease (i.e. between February 1, 1999 and January 31, 2000), otherwise the security deposit will be forfeited. In the event that the lease needs to be terminated prior to expiration between February 1, 2000 and January 31, 2001, lessee must notify lessor in writing one month in advance.

Party A: Liu, Haijun (Signature):           Party B: LEPI China Limited (Seal)
                                                     ID Number:
                                                     Telephone #:

Date: 01/21/99